Exhibit 99.1

CENDANT COMPLETES SALE OF TRAVELPORT

TO BLACKSTONE GROUP

Realogy Corporation and Wyndham Worldwide to Receive Proceeds

of $1.4 Billion and $760 Million, Respectively

New York August 23, 2006 – Cendant Corporation (NYSE:CD) today announced it has completed the previously announced sale of its Travelport business to affiliates of the Blackstone Group for $4.3 billion in cash subject to closing adjustments.

The sale of Travelport follows the spin-offs of the Company’s real estate and hospitality businesses, Realogy Corporation and Wyndham Worldwide Corporation, respectively, on July 31. At its annual meeting of shareholders, scheduled for August 29, the Company is seeking the approval of its shareholders to rename Cendant as Avis Budget Group, Inc. and effect a one-for-ten reverse stock split.

In accordance with previously disclosed plans, the net proceeds of the sale, after repayment of Travelport debt, taxes, fees and expenses, will be distributed to Realogy Corporation and Wyndham Worldwide. Realogy Corporation will receive approximately $1.4 billion and Wyndham Worldwide will receive approximately $760 million.

Forward-Looking Statements

Certain statements in this press release constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Statements preceded by, followed by or that otherwise include the words “believes”, “expects”, “anticipates”, “intends”, “projects”, “estimates”, “plans”, “may increase”, “may fluctuate” and similar expressions or future or conditional verbs such as “will”, “should”, “would”, “may” and “could” are generally forward-looking in nature and not historical facts. Any statements that refer to expectations or other characterizations of future events, circumstances or results are forward-looking statements.

Various risks that could cause future results to differ from those expressed by the forward-looking statements included in this press release include, but are not limited to: changes in business, political and economic conditions in the U.S. and in other countries in which Cendant and its companies currently do business; changes in governmental regulations and policies and actions of regulatory bodies; changes in operating performance; and access to capital markets and changes in credit ratings. Other unknown or unpredictable factors also could have material adverse effects on Cendant’s and its companies’ performance or achievements. In light of these risks, uncertainties, assumptions and factors, the forward-looking events discussed in this press release may not occur. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date stated, or if no date is stated, as of the date of this press release. Important assumptions and other important factors that could cause actual results to differ materially from those in the forward looking statements are specified in Cendant’s Form 10-K for the year ended December 31, 2005, Cendant’s Form 10-Q for the three months ended March 31, 2006 and June 30, 2006, including under headings such as “Forward-Looking Statements”, “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” Except for the Company’s ongoing obligations to disclose material information under the federal securities laws, the Company undertakes no obligation to release any revisions to any forward-looking statements, to report events or to report the occurrence of unanticipated events unless required by law.

About Avis Budget Car Rental

Avis Budget Car Rental, LLC (formerly Cendant Car Rental Group), a subsidiary of Cendant Corporation (NYSE: CD), is a leading provider of vehicle rental services with operations in more than 50 countries. Through its Avis and Budget brands, the company is the largest general-use vehicle rental operator in each of North America, Australia, New Zealand and certain other regions. Avis Budget Car Rental is headquartered in Parsippany, NJ and has more than 30,000 employees.

About Realogy Corporation

Realogy Corporation (NYSE: H), the world’s largest real estate franchisor, has a diversified business model that also includes real estate brokerage, relocation and title services. Realogy’s world-renowned brands and business units include Century 21®, Coldwell Banker®, Coldwell Banker Commercial®, ERA®, Sotheby’s International Realty®, NRT Incorporated, Cartus and Title Resource Group. Headquartered in Parsippany, N.J., Realogy (www.realogy.com) has more than 15,000 employees worldwide.

About Wyndham Worldwide Corporation

Wyndham Worldwide Corporation (NYSE:WYN) is one of the world’s largest hospitality companies offering individual consumers and business-to-business customers a broad suite of hospitality products and services including lodging; vacation exchange and rental services; and vacation ownership interests in resorts. Wyndham Worldwide is headquartered in Parsippany, NJ and is supported by approximately 28,800 employees around the world.

Media Contacts:

Elliot Bloom, Travelport

(212) 413-1832

Mark Panus, Realogy Corporation	-or-	Kevin Doell, Realogy Corporation
(973) 407-7215		(973) 407-6653

Richard Roberts, Wyndham Worldwide Corporation

(973) 496-0750

John Barrows, Avis Budget Car Rental

(973) 496-7865

Investor Contacts:

Sam Levenson, Cendant Corporation

(212) 413-1834

Henry A. Diamond, Realogy Corporation

(212) 413-1920

Margo C. Happer, Wyndham Worldwide Corporation

(973) 496-2705

David Crowther, Avis Budget Car Rental

(973) 496-7277